SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Pacific Financial Corporation
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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

March 25, 2002




Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Pacific Financial Corporation ("Company"), to be held at The Bank of the Pacific, located at 300 E. Market Street, Aberdeen, Washington, on Wednesday, April 17, 2002, at 7:00 p.m.

     The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. Directors and Officers of the Company, as well as a representative of McGladrey & Pullen, LLP, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                               Sincerely,





Joseph A. Malik                              Dennis A. Long
Chairman of the Board                        President & Chief Executive Officer





          300 East Market Street o Aberdeen, WA 98520 o (360) 533-8870

                          PACIFIC FINANCIAL CORPORATION
                              300 E. Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870


--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 17, 2002
--------------------------------------------------------------------------------



     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Pacific Financial Corporation (the "Company") will be held at The Bank of the Pacific, 300 E. Market Street, Aberdeen, Washington, on Wednesday, April 17, 2002, at 7:00 p.m., local time, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect four directors to three-year terms, and one director to a two-year term.

     2. OTHER BUSINESS. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting or any subsequent adjournments. Shareholders of record at the close of business on March 22, 2002, are entitled to notice of and to vote at the meeting and any adjournments or postponements.

     You are requested to complete and sign the enclosed form of proxy, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                  By Order of the Board of Directors





                                  John Van Dijk
                                  Secretary

Aberdeen, Washington
March 25, 2002

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                          PACIFIC FINANCIAL CORPORATION
                              300 E. Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 17, 2002
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Financial Corporation (the "Company"), the holding company for Bank of the Pacific (the "Bank"), to be used at the 2002 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at The Bank of the Pacific, 300 E. Market Street, Aberdeen, Washington, on Wednesday, April 17, 2002, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 25, 2002.

                           VOTING AND PROXY PROCEDURE

     Record Ownership; Quorum. Shareholders of record as of the close of business on March 22, 2002, are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of March 22, 2002, the Company had 2,491,629 shares of Common Stock issued and outstanding. Shareholders are entitled to one vote for each share of Common Stock of the Company owned on the record date. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

     Solicitation of Proxies. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company and the Bank. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the proposals set forth below. If a shareholder attends the Annual Meeting, he or she may vote in person.

     Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Voting of Proxies by Beneficial Holders. If your shares are held by a bank, broker or other holder of record and you want to attend the meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 22, 2002, the record date.

     Voting for Directors. The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner.

                                   MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

     Persons and groups who beneficially own in excess of five percent of the Company's Common Stock are required to file reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, except for shares held by management, the Company knows of no other person who owned more than five percent of the outstanding shares of Common Stock as of the record date.

     Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission (the "SEC") to mean more than ownership in the economic sense. In general, beneficial ownership includes voting or investment power over shares, as well as shares that a person has the right to acquire within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

     The following table sets forth, as of the record date, information as to the shares of the Common Stock beneficially owned by each director, by the Chief Executive Officer of the Company, by the Company's executive officers who received salaries and bonuses totaling in excess of $100,000 during the year ended December 31, 2001 ("named executive officers"), and by all present executive officers and directors of the Company as a group.

                           Number of Shares Percent of

Name                         Beneficially Owned (1)   Shares Outstanding
----                         ----------------------   ------------------
Directors:
Gary C. Forcum                       33,335                  1.34%
Susan C. Freese                       3,500                    *
Duane E. Hagstrom                    60,835                  2.44%
Robert A. Hall                       25,120                  1.01%
Joseph A. Malik                      25,645                  1.03%
Randy W. Rognlin                      8,450                    *
Sidney R. Snyder (2)                128,085                  5.14%
Walter L. Westling                   61,525                  2.47%
David L. Woodland                    27,000                  1.08%
Robert J. Worrell                    75,079                  3.01%
Executive Officers:
Wayne D. Gale (3)                     6,500                    *
Dennis A. Long (4)                   48,755                  1.93%
John Van Dijk                        21,500                    *
All Executive Officers
 and Directors                      525,329                 20.40%
as a Group
(12 persons)
---------------

*        Less than one percent of shares outstanding.

(1) The amounts shown also include the following amounts of Common Stock each individual has the right to acquire within 60 days of March 22, 2002, through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Long 38,550 shares, Mr. Van Dijk 13,500 shares, and all executive officers and directors as a group, 52,050 shares.

(2) Mr. Snyder's address is P.O. Box 531, Long Beach, Washington, 98631. Mr. Snyder shares the power to vote and dispose of 124,050 shares with his spouse.

(3)  Mr. Gale was an officer of the Company until December 31, 2001.

(4)  Mr. Long is also a director of the Company.

Certain Executive Officers

     The following summary sets forth the age, position, and the business experience during the past five years of those executive officers of the Company who are not also directors of the Company.

     John Van Dijk (54) is the Chief Financial Officer of the Company. He served as Treasurer of the Company since 1997 and as Chief Financial Officer of Bank of the Pacific since May 1996. Mr. Van Dijk was named Executive Vice President of the Company in May 2000. Previously, Mr. Van Dijk was employed in the thrift industry for 18 years. He served as Senior Vice President, Chief Financial Officer of Olympia Federal Savings, Olympia, WA from May 1991 to May 1996. From November 1988 to May 1991 he served as Vice President, Controller for Sterling Financial Group, Spokane, WA. Mr. Van Dijk served as Senior Vice President and Chief Operating Officer of Central Evergreen Savings Bank, Chehalis, WA from March 1978 to November 1988.

                     Proposal No. 1 - Election of Directors

     The  Company's  Board of  Directors  is  composed  of eleven  members.  The
Company's articles and bylaws provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year. At the Annual Meeting, four directors will be elected to the class of directors whose terms end in 2005, and one director will be elected to the class of directors whose term expires in 2004. Messrs. Hagstrom, Westling, Woodland and Rognlin, all of whom presently are serving as directors of the Company, have been nominated for election to the term ending in 2005. Ms. Freese, who presently serves as a director of the Company, has been nominated for election to the term ending in 2004. Ms. Freese and Mr. Rognlin were elected as directors since the last annual meeting of shareholders and are therefore up for reelection at this meeting. It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why the nominees might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Hagstrom, Westling, Woodland, and Rognlin and Ms. Freese.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting. There are no family relationships among the directors and executive officers of the Company.

                                              YEAR FIRST
NAME                             AGE       ELECTED DIRECTOR      TERM TO EXPIRE
----                             ---      ------------------    ----------------
Board Nominees

CLASS B
-------
Susan C. Freese                   47             2001                  2004

CLASS C
-------
Duane E. Hagstrom                 64             1985                  2005
Walter L. Westling                67             1979                  2005
David L. Woodland                 71             1979                  2005
Randy W. Rognlin                  45             2001                  2005

DIRECTORS CONTINUING IN OFFICE

CLASS A
-------
Dennis A. Long                    53             1997                  2003
Joseph A. Malik                   64             1979                  2003
Robert J. Worrell                 63             1982                  2003

CLASS B
-------
Gary C. Forcum                    56             1997                  2004
Robert A. Hall                    73             1979                  2004
Sidney R. Snyder                  75             1971                  2004

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

          GARY C. FORCUM was the President of Pettit Oil Company, a fuel service company, until he retired in January 1999. Mr. Forcum is a private investor and continues to serve as a director of Pettit Oil Company.

          SUSAN C. FREESE is a pharmacist and joint owner of Peninsula Pharmacies, Inc. located in Long Beach, Ocean Park, and Ilwaco. Ms. Freese was appointed to the Board August 1, 2001.

          DUANE E. HAGSTROM was named Chief Executive Officer of Bank of the Pacific in 1985 and President in 1986, capacities in which he served until his retirement in August 1997. Prior to joining Bank of the Pacific, he spent 30 years at Rainier National Bank and its predecessor, where he served in various capacities, including management positions, having last served as Vice President and Manager of their Centralia Branch.

          ROBERT A. HALL is a private investor and a partner in the Northwest Health Care Linen Co., LLC in Bellingham, Washington. Previously, Mr. Hall was the owner of three convalescent homes in Washington. Mr. Hall served as Vice Chairman of the Board of the Company from March to December 1999 and of Bank of the Pacific from 1981 to 1999.

          DENNIS A. LONG currently serves as President, Chief Executive Officer, and director of the Company and the Bank. Mr. Long previously served as a director and President and CEO of Bank of the Pacific from July 1997 until December 1999. In December 1999, he was appointed President of the Company and became President and CEO in May 2001. Mr. Long previously served as President of the Southern Puget Sound District of Key Bank, N.A., Tacoma, Washington from July 1996 to April 1997. From April 1995 to July 1996 Mr. Long served as Retail Project Leader for KeyCorp, the parent company of Key Bank, N.A. He served as Executive Vice President and Retail Banking Manager of Key Bank of Washington, Seattle, Washington, from September 1993 to April 1995.

          JOSEPH A. MALIK has served as Chairman of the Board of the Company since December 1999 and of the Bank since January 2000. He served as the President of Grays Harbor Community College from 1972 until June 1989, following which he was the Executive Director of the Commission on Colleges until his retirement in 1997. Mr. Malik serves on the Board of Trustees of the Colorado Institute of Art and chairs the Board of Trustees of the Portland Institute of Art.

          RANDY ROGNLIN is a local construction contractor and is the President and co-owner of Rognlin, Inc. Mr. Rognlin was appointed to the Board August 1, 2001.

          SIDNEY R. SNYDER has served as Vice Chairman of the Board of the Company since December 1999 and previously served as Chairman of the Board of Pacific Financial Corporation from March 1999 until it merged into the Company in December 1999. Mr. Snyder also served as Chairman of the Board of Bank of the Pacific from 1971 until November 2000. He has been the owner of Sid's Food Market in Seaview, Washington since 1953. Mr. Snyder has been a member of the Washington State Senate since 1990, currently serving as Senate Majority Leader. He is also a director of Columbia Banking System, Inc. and Columbia State Bank, Tacoma, Washington.

          WALTER L. WESTLING is the President of Schaben & Westling, a trucking company.

          DAVID L. WOODLAND was the President of Earl C. Woodland, Inc., Real Estate & Insurance, from 1957 until 1991, when he retired.

          ROBERT J. WORRELL Mr. Worrell served as director, President and CEO of The Bank of Grays Harbor from 1982 and as Chief Executive Officer of the Company from January 2000 until his retirement in May 2001. He previously served as President and CEO of the Company from 1997 until December 1999.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company conducts its business through meetings of the Board and through respective committees established by the Company and the Bank. During 2001, the Board of Directors of the Company held 16 meetings. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he served.

     In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit Committee and an Executive Committee. The full Board of the Company serves as the Compensation Committee. The Board does not have a nominating committee.

COMMITTEE MEMBERSHIP

     Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of independent auditors; review and approve any major accounting policy changes affecting operating results; review the arrangements for and scope of the independent audit and the results of the audit; review the scope of non-audit services performed by the independent auditors; ensure that the auditors are in fact independent; and establish and monitor policies to prohibit unethical, questionable, or other illegal activities by employees of the Bank. The Audit Committee also is responsible for reviewing the annual and other reports to the Securities and Exchange Commission (the "SEC") and the annual report to shareholders. The Audit Committee met four times during 2001. Current members of the Committee are Messrs. Forcum, Hagstrom (chairman), Hall, Westling and Woodland.

     Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise the power of the Board of Directors except with respect to a limited number of matters which include amending the Articles of Incorporation or the Bylaws, adopting an agreement of merger or consolidation for the Company or any of its subsidiaries and recommending to the shareholders a merger of the Company or any of its subsidiaries, sale of all or substantially all its assets or the dissolution of the Company. Current members of the Committee are Messrs. Long, Malik, Snyder, and Worrell.

                             DIRECTORS' COMPENSATION

     Directors of the Company (including directors who are also employees) currently receive director's fees of $1,000 per month, and $100 per special meeting in addition to regular monthly meetings. The Chairman of the Board currently receives a fee of $1,500 per month, and $100 per special meeting in addition to regular monthly meetings.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation received by the Chief Executive Officer of the Company for services rendered in all capacities during the last three fiscal years, and to the other executive officers of the Company whose salary plus bonus during 2001 exceeded $100,000. The Bank pays all compensation of the three named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                    Compensation
                         Annual Compensation (1)                                        Awards
                         ----------------------                                         ------
                                                                                     Securities        All Other
                                                                                     Underlying      Compensation
Name and Principal Position         Year        Salary ($)(2)        Bonus ($)       Options (#)         ($)(3)
---------------------------         ----        -------------        ---------       -----------         ------
Robert J. Worrell                   2001              $53,750            $0              -0-              $0
Chief Executive Officer(4)          2000             $141,807       $30,826              -0-          $7,487
                                    1999             $136,450       $88,000              -0-          $7,546

Dennis A. Long                      2001             $145,007      $104,069            75,000         $7,875
President and Chief Executive       2000             $138,755      $118,279              -0-          $8,388
Officer                             1999             $110,832      $105,795              -0-         $18,577

John Van Dijk                       2001              $97,982       $37,268            20,000         $7,608
EVP and Chief Financial             2000              $93,917       $50,000              -0-          $7,147
Officer                             1999              $88,000       $45,000              -0-          $7,527

Wayne D. Gale (5)                   2001              $96,500       $37,268             7,500         $5,125
EVP and Chief Lending Officer       2000              $95,236       $40,000              -0-          $7,730
                                    1999              $90,000       $45,810              -0-          $7,546

(1) None of the named executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding 10% of the executive's total annual salary and bonus for each year.
(2)   Amounts shown include director fees received.
(3) In addition to contributions to Bank of the Pacific's 401(k) Profit Sharing Plan, Mr. Long's other compensation in 1999 includes $15,050 paid pursuant to its Savings Retirement Plan and contributions of $1,234 paid under Bank of the Pacific's Director Emeritus Plan. Amounts shown for 2001 represent contributions to Bank of the Pacific's 401(k) Profit Sharing Plan.
(4)   Mr. Worrell retired in May 2001.
(5) Mr. Gale's employment terminated as of December 31, 2001. No additional compensation was paid in connection with his departure.

Employment Agreements


      The Company has employment agreements with Dennis A. Long and John Van Dijk. The employment agreements for Messrs. Long and Van Dijk each have a term of three years and took effect on December 15, 1999. The agreements provide for a minimum salary of $103,032 for Mr. Long and $88,000 for Mr. Van Dijk.

      The agreements with Messrs. Long and Van Dijk provide that if (a) the employee is terminated without cause or resigns with good reason, (b) the employee is terminated by the Company within two years after a change in control other than by reason of death or disability or for cause or if a change in control occurs within nine months after such termination, or (c) the employee terminates his employment for any reason within two years following a change in control, the employee will be entitled to receive a payment equal to three times
(x) in the case of Mr. Long, the highest amount of annual compensation reported for tax purposes during the prior three calendar years and (y) in the case of Mr. Van Dijk, a payment equal to three times (x) the base compensation paid during the prior calendar year.

      Each of the employment agreements provides that any stock options or restricted stock awards held by the employee will be immediately vested in full and that the employee may not compete with the Company or the Bank for a period of two years after the termination of his or her employment. Amounts payable under the employment agreements are subject to reduction to the extent that such payments would be deemed excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

      A "change in control" means a change in ownership or effective control of the Company or ownership of a substantial portion of its assets as defined in
Section 280G of the Code. "Cause" includes the employee's material breach (without cure) of his employment agreement, gross negligence in the performance of his duties, conviction of a felony, or gross misconduct in the course and scope of his employment. "Good reason" means (A) the Company's material breach (without cure) of the employment agreement, (B) without the employee's consent, the assignment of duties of a nature inconsistent with the employment agreement or relocation of the employee's office by more than 50 miles (25 miles in the case of Mr. Van Dijk and other than the Company's offices in Aberdeen and Long Beach).

Stock Options

      Option Grants in Last Fiscal Year. The following table sets forth certain information concerning individual grants of stock options under the Company's 2000 Stock Incentive Compensation Plan to the named executive officers during the year ended December 31, 2001.

                                                      OPTION GRANTS IN LAST FISCAL YEAR

                                                              Individual Grants

                                Number of            % of Total
                                Securities            Options
                                Underlying           Granted to                          Present            Grant
                                Options            Employees in       Exercise          Expiration           Date
Name                            Granted (1)         Fiscal Year        Price (2)          Date            Value (3)
----                            ----------         ------------       ---------         ----------        ---------
Robert J. Worrell                   0                  --                 --                --

Dennis A. Long                    75,000               60%              $22.22           1/02/2011           $0

John Van Dijk                     20,000               16%              $22.22           1/02/2011           $0

Wayne D. Gale                     7,500                6%               $22.22           1/02/2011           $0

(1) Options generally become exercisable cumulatively in five equal annual installments beginning one year after the date of grant; provided that an option may become exercisable in full in the event of a change in control of the Company unless the option will remain outstanding after the change in control, the option is assumed by the surviving corporation, the surviving corporation does not substitute options with substantially the same terms, or the Board of Directors decides otherwise in its sole discretion. No stock appreciation rights were granted by the Company during 2001.

(2) The exercise price equals the per share fair market value of the Common Stock on the date of grant.

(3) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of .01 percent were based on monthly stock price data for the Company; (ii) the risk-free rate of return (4.92%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (10 years) of the options; and
    (iii) a dividend yield of 5.76%. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

      Option Exercise/Value Table. The following information with respect to stock options exercised during the fiscal year ended December 31, 2001, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.

                                                 AND YEAR END OPTION VALUES
                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                              Shares
                             Acquired                     Number of Securities                 Value of Unexercised
                                on          Value         Underlying Unexercised               In-the-Money Options
                             Exercise      Realized       Options at Year End                  at Fiscal Year End(1)
                             --------      --------       -------------------                  ---------------------

                                                        Exercisable       Unexercisable      Exercisable    Unexercisable
                                                        -----------       -------------      -----------    -------------
Robert J. Worrell                 0        $      0               0                0         $        0         $      0

Dennis A. Long                    0        $      0          38,550           60,000         $  260,733         $151,800

John Van Dijk                 8,000        $ 94,000          13,500           16,000         $  121,745         $ 40,480

Wayne D. Gale                     0        $      0           1,500            6,000         $    3,795         $ 15,180

(1) On December 31, 2001, the closing price of the Common Stock was $24.75. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

AUDIT COMMITTEE REPORT


      The Audit Committee of the Board of Directors reports to the Board and is responsible for reviewing the Company's accounting policies and system of internal controls, making recommendations to the Board regarding the engagement of outside auditors, reviewing the arrangements for and scope of the audit and the results of the audit, and monitoring the independence of the auditors. The Audit Committee is comprised of five directors, all of whom are independent as defined in Rule 4200(a)(14) of the listing standards for companies quoted on The Nasdaq Stock Market. A written charter for the Audit Committee has not been adopted by the Board of Directors.

      In discharging its responsibilities, the Audit Committee has met with management and the Company's independent auditors, McGladrey & Pullen, LLP, to review the Company's accounting functions and the audit process and to discuss the audited financial statements for the year ended December 31, 2001. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those regarding communications with audit committees. The Audit Committee also discussed with the independent auditors their independence and obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

      Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

David L. Woodland                             Robert A. Hall

Gary C. Forcum                                Walter L. Westling

Duane E. Hagstrom (Committee Chair)

REPORT OF THE COMPENSATION COMMITTEE

      The  Board  of  Directors   acts  as  the   Compensation   Committee  (the
"Committee") with responsibility for establishing and implementing all compensation policies of the Company and the Bank, as well as setting the compensation for the executive officers of the Bank. The Committee is also responsible for evaluating the performance of the President and Chief Executive Officer and approving an appropriate compensation level. The President evaluates the performance of the Executive Vice Presidents and recommends to the Committee individual compensation levels for approval by the Committee. Mr. Long did not participate in Committee actions on his compensation.

      The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying compensation policies are: (i) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Company; (ii) to provide levels of compensation competitive with those offered throughout the banking industry; (iii) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the Company; and (iv) to integrate the compensation program with the Company's long-term strategic planning and measurement processes.

      The current compensation plan involves a combination of salary, bonuses to reward short-term performance, 401(k) Profit Sharing Plan, deferred compensation, and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews industry peer group surveys to determine competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

      A cash incentive compensation plan is in effect for the officers of the Company and the Bank, which is designed to compensate for performance during the year. The plan provides for year-end bonuses calculated under a formula based on the Company's equity as of the beginning of the year. No bonuses are paid unless the Company's pre-tax return on equity for the year, before taking into account income taxes, accrual for incentive payments, extraordinary revenues or expenses not directly associated with normal bank operations, and certain other items, exceeds 22%. If the pre-tax return on equity threshold is reached, the Company contributes to the bonus pool a dollar amount equal to 5 percent of earnings yielding a 20 percent pre-tax return on equity, 10 percent of any amount above 20 percent up to a 30 percent pre-tax return on equity, and 15 percent of the amount attributable to a pre-tax return on equity above 30 percent. The bonus pool is divided among officers and employees based on their levels of responsibility.

      Stock options are the Company's primary long-range compensation program designed to reward performance that benefits shareholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership in the Company. Options issued to employees are at a price equal to the market value of the Common Stock on the date of grant. The amount of options granted to an employee is based on the employee's performance and relative responsibilities within the Company. During the fiscal year ended December 31, 2001, the Committee granted stock options for a total of 102,500 shares to executive officers of the Company and stock options for a total of 23,500 shares to other officers of the Company or the Bank.

COMPENSATION COMMITTEE: Joseph A. Malik (Chair), Gary C. Forcum, Susan C. Freese, Duane E. Hagstrom, Robert A. Hall, Dennis A. Long (C.E.O./President), Randy W. Rognlin, Sidney R. Snyder, Walter L. Westling, David L. Woodland, and Robert J. Worrell

STOCK PERFORMANCE GRAPH


      Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the S&P 500 and Nasdaq Bank Index. Total return assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1996, and that all dividends were reinvested.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

[OBJECT OMITTED]                                     PERIOD ENDING
                                                     -------------

Index                                      12/31/96     12/31/97     12/31/98     12/31/99     12/31/00    12/31/01
-----                                      --------     --------     --------     --------     --------    --------
Pacific Financial Corporation               $100.00      $119.85      $170.17      $192.70     $169.00      $178.08
S&P 500                                      100.00       134.03       171.51       207.79      190.69       168.03
Nasdaq Bank Index                            100.00       167.60       150.62       149.82      173.26       194.99


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of any registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. Executive officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company or otherwise in its files, all of the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements during 2001, except that Robert J. Worrell and Randy Rognlin, directors of the Company, each filed one Section 16(a) report relating to one transaction after its due date.
                                       14

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board of Directors serves as the Compensation Committee of the Board. Accordingly, Messrs. Forcum, Hagstrom, Hall, Long, Malik, Snyder, Westling, Woodland, Worrell, and Rognlin and Ms. Freese served on the Compensation Committee during 2001. Mr. Long is the President and Chief Executive Officer of the Company. Mr. Hagstrom was Chief Executive Officer and President of Bank of the Pacific for more than ten years until his retirement in 1997. Mr. Worrell was Chief Executive Officer and President of The Bank of Grays Harbor for more than 19 years until his retirement in 2001.

      Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.

                                    AUDITORS

      McGladrey & Pullen, LLP currently serves as the Company's independent auditors, and performed the audit of the Consolidated Financial Statements of the Company and the Bank for the year ended December 31, 2001. The Company filed a Form 8-K on September 6, 2001 with the SEC reporting a change in the Company's Certifying Accountant. On September 4, 2001, the Company was notified that McGladrey & Pullen, LLP, had acquired the attest assets of Knight Vale & Gregory PLLC, and that Knight Vale & Gregory PLLC would no longer be the Company's independent accountants. Knight Vale & Gregory PLLC's report on the Company's consolidated financial statements for the year ended December 31, 2000, neither contained an adverse opinion or disclaimer nor was there any disagreement between the Company and Knight Vale & Gregory PLLC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures. Based on the recommendation of the Company's Audit Committee, the Board of Directors approved the engagement of McGladrey & Pullen, LLP as the Company's independent accountants. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.


AUDIT FEES

      The aggregate fees, including out-of-pocket expenses, billed by McGladrey & Pullen, LLP for professional services rendered for the audit of the Company's annual financial statements during the year ended December 31, 2001, and their review of the financial statements included in its quarterly reports on Form 10-Q for that fiscal year were $73,130.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      During 2001, McGladrey & Pullen, LLP did not provide any professional services to the Company with regard to financial information systems design and implementation.


ALL OTHER FEES

      Fees, including out-of-pocket expenses, billed for services provided to the Company by McGladrey & Pullen, LLP during 2001, other than the services described above under "Audit Fees," were $48,667. The Audit Committee of the Board has considered whether the provision of these services to the Company is compatible with maintaining the independence of the Company's independent auditors.

                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                              SHAREHOLDER PROPOSALS

      In order to be eligible for inclusion in the proxy materials of the Company for the 2003 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 300
E. Market Street, Aberdeen, Washington, no later than November 25, 2002. Any such proposals shall be subject to the requirements of the SEC's proxy rules. In addition, if the Company receives notice of a shareholder proposal after February 8, 2003, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

      Nomination of Candidate for Director. Other nominations for director, if any, may be made only in accordance with the prior notice provisions contained in the Company's Articles of Incorporation. These notice provisions, require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the date of the annual meeting (or, if the Company provides less than 21 days notice of such meeting, no later than seven days after the date on which notice was mailed to shareholders).

                                  MISCELLANEOUS

      The Company's 2001 Annual Report to Shareholders has been mailed along with this Proxy Statement to all shareholders of record as of the close of business on March 22, 2002. Any shareholder that has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

      A copy of the Company's Form 10-K as filed with the SEC will be furnished without charge to shareholders, including beneficial owners, of the common stock as of March 22, 2002, upon written request to Marie Ross, Executive Secretary, Pacific Financial Corporation, 300 E. Market Street, P.O. Box 1826, Aberdeen, Washington 98520.

                                              By order of the Board of Directors

                                              /s/ John Van Dijk
                                              John Van Dijk
                                              Secretary


Aberdeen, Washington
March 25, 2002

                          PACIFIC FINANCIAL CORPORATION
                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ROBERT WORRELL and ROBERT HALL, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to present and to vote, as designated below, all the shares of common stock of Pacific Financial Corporation, held of record by the undersigned on March 22, 2002, at the Annual Meeting of Shareholders to be held on April 17, 2002, or any adjournment of such Meeting.

1.  ELECTION OF DIRECTORS

    A.  I for FOR all nominees listed below.  [  ]

    B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below. [ ]

        Duane E. Hagstrom.  Walter L. Westling.  David L. Woodland
                Randy W. Rognlin.  Susan C. Freese

    C.  I WITHHOLD AUTHORITY to voite for all nominees listed above.  [  ]

2. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITHIN THE SPECIFICATION SO MADE.

      Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

      The Board of Directors recommends a vote "FOR" the Election of Directors.

---------------------, 2002


---------------------------
Signature of Shareholder


---------------------------
Signature of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.